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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-79195) of Fruit of the Loom, Inc. and in the related Prospectus of our report dated February 13, 2001 except for the "Reorganization Cases" note and the "Long-Term Debt" note as to which the date is March 15, 2001, with respect to the consolidated financial statements and schedule of Fruit of the Loom, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 30, 2000.


                                                       ERNST & YOUNG LLP

Chicago, Illinois
March 30, 2001